Exhibit 5.1

September 29, 2025

Fermi Inc.

620 S. Taylor St.

Suite 301

Amarillo, TX 79101

Re:	Fermi Inc.
Registration Statement on Form S-11, Registration No. 333-290089

Ladies and Gentlemen:

We are issuing this opinion as counsel to Fermi Inc., a Texas corporation (the “Company”) to be formed upon the statutory conversion of Fermi LLC (the “LLC”) from a Texas limited liability company into a Texas corporation (the “Conversion”), in connection with the preparation of the Company’s registration statement on Form S-11 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), initially publicly filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 8, 2025, as thereafter amended or supplemented, relating to the proposed registration by the Company of 37,375,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), including up to 4,875,000 shares of Common Stock proposed to be sold pursuant to an over-allotment option granted by the Company to the several underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Company and the Underwriters.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the form of certificate of formation of the Company in the form filed as Exhibit 3.1 to the Registration Statement and to be filed with the Secretary of State of the State of Texas, which will become effective upon the Conversion and prior to the sale of the Shares, (ii) the form of bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement and to be adopted by the Board of Directors of the Company upon the Conversion and prior to the sale of the Shares, (iii) the Second Amended and Restated Company Agreement of the LLC, (iv) certain resolutions of the managers of the LLC related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters, (v) the Registration Statement and all exhibits thereto, (vi) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement, (vii) a certificate executed by an officer of the LLC, dated as of the date hereof, and (viii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the LLC and of public officials and statements and information furnished by officers of the LLC with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the laws of the State of Texas, as currently in effect.

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com

In rendering the opinion set forth herein, we have assumed that, at the time of the issuance of the Shares, (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement will have been issued, (iii) the prospectus contained in the Registration Statement and any required prospectus supplement will have been delivered to the purchaser of the Shares as required in accordance with applicable law, (iv) the resolutions referred to above will not have been modified or rescinded, (v) the Conversion shall have been completed and (vi) the Underwriting Agreement will have been duly authorized and validly executed and delivered by the parties thereto (other than the Company) and will be enforceable obligations of the parties thereto (other than the Company).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon payment and delivery in accordance with the Underwriting Agreement approved by the Pricing Committee of the Board of Directors of the Company, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP